EXHIBIT 99.2
DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of operations of Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) and the combined balance sheet of Brewsters, Inc., Buffaloville, Inc., Cal City Wings, Inc., Crown Wings, Inc., Lansing Wings Inc., Lincoln Park Wings, Inc., Hammond Wings, Inc., Valpo Wings, Inc., and Homewood Wings, Inc. (collectively, the “Acquired Entities”) giving effect to the acquisition by DRH of substantially all assets  of the Acquired Entities on September 25, 2012 using the purchase method of accounting.

DRH and the Acquired Entities both follow a calendar accounting period; however, DRH utilizes a 52- or 53-week accounting period that ends on a Sunday and the Acquired Entities' accounting periods end on the last day of the calendar quarter or year end.  Accordingly, the unaudited pro forma condensed combined balance sheet as of September 23, 2012 is presented to give effect to the acquisition on that date and combines the September 23, 2012 historical balance sheet of DRH and the September 30, 2012 historical balance sheet of the Acquired Entities.  The unaudited pro forma condensed combined statement of operations for the year ended December 25, 2011 combines the historical statement of operations of DRH for the year ended December 25, 2011 and the historical statement of operations of the Acquired Entities for the year ended December 31, 2011.  The unaudited pro forma condensed combined statement of operations for the nine months ended September 23, 2012 combines the historical statement of operations of DRH for the nine months ended September 23, 2012 and the historical statement of operations of the Acquired Entities for the nine months ended September 30, 2012.  The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it occurred on December 27, 2010 (the first day of DRH's fiscal calendar).

The historical unaudited statement of operations of the Acquired Entities for the nine months ended September 30, 2012 does not include transactions resulting from the acquisition by DRH on September 23, 2012, but includes only the results of operations of the Acquired Entities through September 30, 2012. In addition, the amounts in the historical unaudited statement of operations of DRH for the nine months ended September 23, 2012 have been reclassified from the amounts previously reported in DRH’s Quarterly Report on Form 10-Q for the same period.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or the consolidated financial position of DRH that would have been reported had the acquisition been consummated as of the dates presented, and should not be viewed to be representative of future operating results or the financial position of DRH. The unaudited pro forma financial statements do not reflect any adjustments to conform accounting policies, other than those mentioned in the notes thereto, or to reflect any cost synergies anticipated as a result of the acquisition, or any future acquisition related expenses.

Certain adjustments made to the unaudited pro forma financial statements have been prepared based on preliminary estimates of the fair values of the net assets from the Acquired Entities. The impact of ongoing integration activities and adjustments to the estimated fair value of substantially all of the assets of the Acquired Entities could cause material differences in the information presented.

The unaudited pro forma financial statements should be read in conjunction with the historical combined financial statements of the Acquired Entities included in this Current Report on Form 8-K/A and the consolidated financial statements of DRH included in its Quarterly Report on Form 10-Q for the period ended September 23, 2012 and its Annual Report on Form 10-K for the year ended December 25, 2011.

Preliminary Purchase Price Allocation

On September 25, 2012, the Company completed the acquisition of substantially all of the assets of the Acquired Entities for approximately $14.7 million. The Company financed this acquisition with a Senior Secured Credit Facility from RBS Citizens, N.A., borrowing approximately $14.7 million. The allocation of the purchase price for acquisition requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on respective fair values. The purchase price for the Company’s acquisition of the Acquired Entities’ tangible and intangible assets and the assumption of certain liabilities is based on preliminary estimates of fair values at the acquisition date. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation for the Company’s acquisition are preliminary and will change as additional information becomes available and the Company’s fair value estimates are finalized.

The following table summarizes the estimated fair values of net assets acquired and liabilities assumed:

Working capital	$240,000
Fixed assets	5,664,000
Intangible assets	929,000
Goodwill	8,672,952
Other long-term assets	10,933
Deferred rent	(217,885)
Unfavorable lease liability	(559,000)
Net cash paid for acquisition	$14,740,000

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

	DRH (September 23, 2012)	Acquired Entities (September 30, 2012)	Pro Forma Adjustments	Reference	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$3,070,082	$157,867	$-		$3,227,949
Accounts receivable - other	448,008	217,093	(217,093)	A	-
	-	-	201,441	D	649,449
Inventory	598,540	118,415	-		716,955
Prepaid assets	171,894	41,361	-		213,255
Total current assets	4,288,524	534,736	(15,652)		4,807,608

Deferred income taxes	172,770	-	-		172,770
Property and equipment, net - restricted assets of VIE	1,435,277	-	-		1,435,277
Property and equipment, net	26,289,136	4,283,572	1,380,428	D	31,953,136
Intangible assets, net	1,101,777	849,744	79,256	D	2,030,777
Goodwill	-	-	8,672,952	D	8,672,952
Other long-term assets	81,350	27,933	(17,000)	A	92,283

Total assets	$33,368,834	$5,695,985	$10,099,984		$49,164,803

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$2,841,875	$396,315	$(117,231)	A	$3,120,959
Accrued compensation	1,127,665	161,885	(161,885)	A	1,127,665
Other accrued liabilities	543,758	170,070	(170,070)	A	543,758
Current portion of long-term debt	2,434,048	2,239,584	(2,239,584)	A	2,434,048
Current portion of deferred rent	174,906	-	-		174,906
Total current liabilities	7,122,252	2,967,854	(2,688,770)		7,401,336

Deferred rent, less current portion	2,140,463	217,885	-		2,358,348
Other liabilities	392,263	-	559,000	D	951,263
Long-term debt, less current portion	21,044,556	2,384,783	(2,384,783)	A	-
	-	-	14,740,000	C	35,784,556
Total liabilities	30,699,534	5,570,522	10,225,447		46,495,503

Commitments and contingencies

Stockholders' equity
Common stock	1,888	647,000	(647,000)	B	1,888
Treasury stock	-	(769,186)	769,186	B	-
Additional paid-in capital	2,936,504	2,870,241	(2,870,241)	B	2,936,504
Accumulated other comprehensive loss	(258,893)	-	-		(258,893)
Retained earnings (accumulated deficit)	(450,724)	(2,622,592)	2,622,592	B	(450,724)
Total DRH stockholders' equity	2,228,775	125,463	(125,463)		2,228,775

Noncontrolling interest in VIE	440,525	-	-		440,525

Total stockholders' equity	2,669,300	125,463	(125,463)		2,669,300

Total liabilities and stockholders' equity	$33,368,834	$5,695,985	$10,099,984		$49,164,803

The accompanying notes are an integral part of these proforma condensed combined financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

	DRH (Nine Months Ended September 23, 2012)	Acquired Entities (Nine Months Ended September 30 2012)	Pro Forma Adjustments	Reference	Pro Forma Combined

Revenue
Food and beverage sales	$51,315,764	$13,038,143	$-		$64,353,907
Franchise royalties and fees	7,537	-	-		7,537
Total revenue	51,323,301	13,038,143	-		64,361,444

Operating expenses
Food and beverage costs	15,904,293	4,738,947	-		20,643,240
Compensation costs	12,840,361	3,206,567	-		16,046,928
General and administrative and other expenses	14,526,563	3,466,100	-		17,992,663
Pre-opening costs	547,876	-	-		547,876
Occupancy	2,787,327	1,033,652	(29,813)	E	3,791,166
Depreciation and amortization	2,930,606	842,180	160,438	F	3,933,224
Loss on disposal of property and equipment	29,977	-	-		29,977
Total operating expenses	49,567,003	13,287,446	130,625		62,985,074

Operating profit (loss)	1,756,298	(249,303)	(130,625)		1,376,370

Change in fair value of derivative instruments	(43,361)	-	-		(43,361)
Interest expense	(843,563)	(220,479)	220,479	G	-
	-	-	(262,786)	G	(1,106,349)
Other income (expense), net	362,160	(60,228)	-		301,932

Income (loss) before income taxes	1,231,534	(530,010)	(172,932)		528,592

Income tax provision	333,387	-	(274,147)	H	59,240

Net income (loss)	898,147	(530,010)	101,215		469,352

Less: (Income) attributable to noncontrolling interest	(95,040)	-	-		(95,040)

Net income (loss) attributable to DRH	$803,107	$(530,010)	$101,215		$374,312

Basic earnings per share	$0.04				$0.02
Fully diluted earnings per share	$0.04				$0.02

Weighted average number of common shares outstanding
Basic	18,948,624				18,948,624
Diluted	19,088,856				19,088,856

The accompanying notes are an integral part of these proforma condensed combined financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

	DRH (Year Ended December 25, 2011)	Acquired Entities (Year Ended December 31, 2011)	Pro Forma Adjustments		Reference	Pro Forma Combined

Revenue
Food and beverage sales	$60,657,475	$16,429,418	$-			$77,086,893
Franchise royalties and fees	50,000	-	-			50,000
Total revenue	60,707,475	16,429,418	-			77,136,893

Operating expenses
Food and beverage costs	17,486,880	5,312,932	-			22,799,812
Compensation costs	17,696,246	4,224,328	-			21,920,574
General and administrative and other expenses	14,327,158	4,095,200	-			18,422,358
Pre-opening costs	714,330	-	-			714,330
Occupancy	3,371,873	1,387,913	(37,267)	E		4,722,519
Depreciation and amortization	3,479,360	1,127,606	213,918	F		4,820,884
Loss on disposal of property and equipment	31,465	130,378	-			161,843
Total operating expenses	57,107,312	16,278,357	176,651			73,562,320

Operating profit (loss)	3,600,163	151,061	(176,651)			3,574,573

Change in fair value of derivative instruments	(246,818)	-	-			(246,818)
Interest expense	(1,137,725)	(313,253)	313,253	G		-
	-	-	(376,386)	G		(1,514,111)
Other income (expense), net	366,497	38,304	-			404,801

Income (loss) before income taxes	2,582,117	(123,888)	(239,784)			2,218,445

Income tax provision	586,086	-	(141,832)	H		444,254

Net income (loss)	1,996,031	(123,888)	(97,952)			1,774,191

Less: (Income) loss attributable to noncontrolling interest	(153,845)	-	-			(153,845)

Net income (loss) attributable to DRH	$1,842,186	$(123,888)	$(97,952)			$1,620,346

Basic earnings per share	$0.10					$0.09
Fully diluted earnings per share	$0.10					$0.09

Weighted average number of common shares outstanding
Basic	18,902,782					18,902,782
Diluted	19,055,500					19,055,500

The accompanying notes are an integral part of these proforma condensed combined financial statements.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMETS (UNAUDITED)

Note 1: Pro Forma Adjustments

A	Adjustment to eliminate Acquired Entities' assets not acquired and Acquired Entities’ liabilities not assumed.

B	Adjustment to eliminate the historical stockholders' equity of the Acquired Entities.

C	Adjustment to record new debt in conjunction with the acquisition of the Acquired Entities by DRH.

D	Adjustment to record the purchase price allocation at September 23, 2012.

E	Adjustment to record the straight-line amortization of unfavorable lease obligations in connection with the purchase price allocation.

F
Adjustment to record the impact of additional depreciation and amortization expense on the increased basis of property and equipment and intangible assets in connection with the purchase price allocation.

G
Adjustment to a) eliminate historical interest expense on debt that was not assumed by DRH and b) record the impact of interest expense relating to the new debt issued in connection with DRH's acquisition, which bears interest at LIBOR plus a Lease Adjusted Leverage Ratio margin (effective rate of 2.97% for the pro forma periods).

H
Adjustment to reflect federal and state income tax expense at DRH's statutory rate of 39% related to a) the pro forma adjustments and b) the Acquired Entities' pre-tax results that historically had not been subject to corporate taxation.